Exhibit 99.1

Alector Showcases Progress in Immuno-Neurology Clinical Programs and Research Portfolio at R&D Day

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Reported results from analysis of the Phase 1b study of AL001 in patients with symptomatic FTD-GRN showing a statistically significant normalization in a number of disease-associated proteins and an initial trend of a decrease compared to baseline levels in plasma Neurofilament (NfL)

-	Phase 1 study of AL002 demonstrated target engagement and indicated proof-of-mechanism in healthy volunteers

-	Phase 1 study of AL003 demonstrated a dose dependent and long-lasting target engagement in healthy volunteers

-	Progressed new product candidate targeting Alzheimer’s disease, AL014, from research to IND-enabling nonclinical studies

SOUTH SAN FRANCISCO, Calif., Dec. 13, 2019 -- Alector, Inc. (Nasdaq: ALEC), a clinical stage biotechnology company pioneering immuno-neurology, today announced that it will provide updates related to its lead product candidates during a previously announced R&D day being held today at 8:00 a.m. ET in New York, NY. During today’s session, Alector will outline key activities underway for AL001, AL002, AL003, AL101, and AL014, and will feature presentations from leading key opinion leaders focused on the human genetics of neurodegeneration. Today’s presentations will be webcasted beginning at 8:00 a.m. ET and are available for viewing at the Investors section of www.alector.com.

“At Alector, we are pursuing a meaningful and ambitious goal: to cure neurodegenerative diseases and make them illnesses of the past. By incorporating human genetics, immunology and neuroscience, our immuno-neurology therapeutic approach aims to change the lives of patients and their families,” said Arnon Rosenthal, chief executive officer of Alector. “We continue to innovate, discover and develop medicines in pursuit of this goal, and we have recently made substantial advances with our programs. In FTD, we have moved our AL001 program from pre-clinical to Phase 2 clinical studies in under two years, with clinical data from the Phase 1b study showing a trend towards normalization of disease-associated biomarkers. Moreover, we continue to be encouraged by target engagement results in healthy volunteers from our two Alzheimer’s disease programs, AL002 and AL003, and are excited to advance our third program in Alzheimer’s disease, AL014, from research to IND-enabling nonclinical studies. We continue to be fully committed to improving outcomes for patients with neurodegenerative diseases in 2020 and beyond.”

Key highlights from the event included:

AL001

Alector’s AL001 program is initially aimed at treating patients with frontotemporal dementia (FTD) who have a known genetic mutation that causes a deficiency in progranulin (PGRN), which is called FTD-GRN. AL001 is designed to function by shutting down Sortilin (SORT1) degradation mechanism for PGRN and increasing the circulating half-life of the functional PGRN in the brain.

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The company has completed the Phase 1b portion of the study, in which treatment with AL001 demonstrated proof-of-mechanism in FTD-GRN patients by restoring PGRN levels in plasma and cerebrospinal fluid back to the normal range.

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Today, the company also reported additional results from the Phase 1b study with AL001. A global proteomics profiling from the CSF of FTD-GRN patients two months post-dosing with AL001 showed that AL001 elicited a statistically significant normalization in a number of disease-associated proteins, including inflammatory and lysosomal biomarkers (R= -0.36; P= 3E-43). Preliminary data also indicated an initial trend of an approximate 14% decrease compared to baseline levels in plasma Neurofilament (NfL) in five (5) FTD-GRN patients for which blood samples were available three months after the first dose.

•	In the third quarter of 2019, Alector advanced AL001 into a Phase 2 study in FTG-GRN patients with proof-of-concept data expected in the first half of 2020.
•	In addition, in consultation with the U.S. Food and Drug Administration (FDA), the company plans to advance AL001 into a Phase 3 study in FTD-GRN patients in 2020.

AL002

Alector’s AL002 program is aimed at treating patients with Alzheimer’s disease by targeting a triggering receptor expressed on myeloid cells 2 (TREM2) with strong genetic links to Alzheimer’s disease and other neurodegenerative disorders.

•	First-in-human data in healthy volunteers for the AL002 program shows that the TREM2 activating antibody engages its target and elicits downstream activity in the CNS.
•	In the 56-healthy-volunteer single ascending dose portion of the Phase 1 study, AL002 was generally safe and well-tolerated.
•	AL002 demonstrated target engagement as measured by reduced CSF soluble TREM2 (sTREM2) in a dose-dependent manner in healthy volunteers.
•	Additionally, AL002 elevated a biomarker for microglia activity in the CSF, indicating proof-of-mechanism in healthy volunteers.
•	Proof-of-mechanism data from the ongoing Phase 1b portion of the study in Alzheimer’s disease patients is expected in 2020.
•	The Company also expects to initiate a Phase 2 study in 2020.

AL003

The AL003 program is initially being evaluated for the treatment of people with Alzheimer’s disease and aims to block the function of sialic acid binding Ig-like lectin 3 (SIGLEC 3) to increase the activity of beneficial microglia and elicit a therapeutic benefit.

•	In the 38-healthy-volunteer Phase 1 study initiated earlier this year, single dose AL003 demonstrated dose dependent and long-lasting change in SIGLEC 3 in the blood, indicating target engagement.
•	The Company is progressing the Phase 1b portion of the study in Alzheimer’s disease patients and is planning to announce proof-of-mechanism data in 2020.

AL014

Today, Alector unveiled its newest prioritized product candidate, AL014, for Alzheimer’s disease.

•	AL014 targets the MS4A4A protein and is designed to mimic and exceed the beneficial activities of the protective MS4A4A gene variant in Alzheimer’s disease.
•	MS4A4A is a transmembrane receptor protein that is expressed selectively in microglia in the brain and is associated with control of microglia functionality and/or viability.
•	MS4A4A is among the most prominent genetic risk clusters known for late onset Alzheimer’s disease.
•	Risk variants of MS4A4A were shown to increase the prevalence of Alzheimer’s disease, decrease the age of onset and increase the conversion rate from mild cognitive deficit to Alzheimer’s disease.
•	Alector aims to initiate IND-enabling studies in 2020.

The live webcast of the event is available on the “Events & Presentations” page within the Investors section of the Alector website at http://investors.alector.com. A replay will be available on the Alector website for 90 days.

For further information, please contact alector@argotpartners.com

About Alector

Alector is a clinical-stage biotechnology company pioneering immuno-neurology, a novel therapeutic approach for the treatment of neurodegenerative diseases. Immuno-neurology targets immune dysfunction as a root cause of multiple pathologies that are drivers of degenerative brain disorders. Alector is developing a broad portfolio of programs designed to functionally repair genetic mutations that cause dysfunction of the brain’s immune system and enable the rejuvenated immune cells to counteract emerging brain pathologies. The Company’s product candidates are supported by biomarkers and target genetically defined patient populations in frontotemporal dementia and Alzheimer’s disease. Alector is headquartered in South San Francisco, California. For additional information, please visit www.alector.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding the Company’s plans for and anticipated benefits and mechanism of the Company’s product candidates, the timing and objectives of the clinical studies and anticipated regulatory and development milestones. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Alector files with the Securities and Exchange Commission, including in our quarterly report on Form    10-Q that is filed with the Securities and Exchange Commission (“SEC”). Copies of reports filed with the SEC are posted on Alector’s website and are available from Alector without charge.

Contacts

Media:

1AB

Dan Budwick, 973-271-6085

dan@1abmedia.com

Investors:

Alector, Inc.

ir@alector.com